UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 6, 2018 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA 02472
(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code: 617-402-1000
________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
athenahealth, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on June 6, 2018, at its corporate headquarters located in Watertown, Massachusetts. The final voting results on each of the matters submitted to a vote of the shareholders at the Annual Meeting are set forth below.

Proposal 1 - Election of directors.
Two directors, Jacqueline B. Kosecoff and Thomas J. Szkutak, were elected to serve as Class II directors for a term of three years and until their successors are duly elected and qualified, subject to their earlier resignation or removal. The results of such vote were as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jacqueline B. Kosecoff	35,972,199	150,794	21,709	2,062,622
Thomas J. Szkutak	36,109,412	8,859	26,431	2,062,622

Proposal 2 - Ratification of appointment of independent registered public accounting firm.
The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified. The results of such vote were as follows:

For	Against	Abstain
37,896,655	289,143	21,526

Proposal 3 - Approval of the amendment and restatement of the Company's 2007 Employee Stock Purchase Plan.
The amendment and restatement of the Company’s 2007 Employee Stock Purchase Plan was approved. The results of such vote were as follows:

For	Against	Abstain	Broker Non-Votes
36,116,554	24,288	3,860	2,062,622

Proposal 4 - Advisory vote to approve the compensation of the Company’s named executive officers.
The non-binding advisory vote on the compensation for the Company’s “Named Executive Officers” for fiscal year 2017 was approved. The results of such vote were as follows:

For	Against	Abstain	Broker Non-Votes
35,251,773	865,768	27,161	2,062,622

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)
June 12, 2018	/s/ Dan Haley
Dan Haley
Senior Vice President, Chief Legal and Administrative Officer